[LOGO OF BRIGGS

BUNTING &

DOUGHERTY, LLP APPEARS HERE]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A of The Torray Fund, a series of shares of beneficial interest of The Torray Fund, of our report dated January 20, 2005 on the financial statements and financial highlights included in the December 31, 2004 Annual Report to the Shareholders of the above referenced fund.

We further consent to the references to our firm under the headings “Financial Highlights” in the Prospectus and in the Statement of Additional Information, including under the headings “Independent Registered Public Accounting Firm” and “Financial Statements”.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

April 28, 2005

[LOGO OF BRIGGS

BUNTING &

DOUGHERTY, LLP APPEARS HERE]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 19 to the Registration Statement on Form N-1A of The Torray Institutional Fund, a series of shares of beneficial interest of The Torray Fund, of our report dated January 20, 2005 on the financial statements and financial highlights included in the December 31, 2004 Annual Report to the Shareholders of the above referenced fund.

We further consent to the references to our firm under the headings “Financial Highlights” in the Prospectus and in the Statement of Additional Information, including under the headings “Independent Registered Public Accounting Firm” and “Financial Statements”.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania

April 28, 2005